EXHIBIT 99.4

FORM OF LETTER TO CLIENTS

UP TO 1,750,000 SHARES OF COMMON STOCK AND 3,550,000 INVESTMENT UNITS

OFFERED PURSUANT TO RIGHTS

DISTRIBUTED TO SHAREHOLDERS OF TULLY’S COFFEE CORPORATION

Name of Client:

Address of Client:

City, State, Zip:

Dear Client:

Enclosed for your consideration are a Prospectus dated January 11, 2005 (the “Prospectus”) and Instructions as to the Use of Tully’s Coffee Corporation Subscription Agreements relating to the offering (the “Rights Offering”) by Tully’s Coffee Corporation (the “Company”) of up to 1,750,000 shares of its common stock (the “Common Stock”) and 3,550,000 investment units (each investment unit consisting of four shares of the Company’s Series A Convertible Preferred Stock and a warrant to purchase two shares of Common Stock) (the “Investment Units”), pursuant to nontransferable subscription rights (the “Rights”) distributed to eligible holders and former holders of the Common Stock (each, a “Rights Holder” and collectively, the “Rights Holders”). Also enclosed is a form of Instructions by Beneficial Owner for you to complete and return to us regarding the exercise of your Rights.

As described in the Prospectus, the Company is engaging in the Rights Offering primarily because it believes that the Rights Offering will provide the Company with affirmative defenses against claims relating to unsatisfied preemptive rights. Rights Holders who did not exercise or waive their preemptive rights in connection with the equity offerings the Company made between February 1994 and October 1999 (the “Prior Issuances”) are being offered the opportunity (the “Primary Rights”) to be put in the same position they would have been in if they had exercised their preemptive rights at the time of the Prior Issuances. Accordingly, the prices for the shares of Common Stock and Investment Units issuable upon exercise of the Primary Rights are the historical prices at which the Company issued Common Stock and the Investment Units to investors in the Prior Issuances, and the number of shares of Common Stock or Investment Units each holder of Primary Rights may purchase depends on (1) the number of shares held at the date of each of the Prior Issuances and (2) the number of shares of Common Stock or Investment Units purchased by every other holder of Primary Rights.

As described in the Prospectus, the number of shares of Common Stock and Investment Units that each Rights Holder is entitled to purchase is determined through a calculation that considers how many shares and Investment Units are subscribed for by the Rights Holder and by the other Rights Holders. These calculations can be made with finality only when the actual subscriptions are completed. In order to provide Rights Holders with an approximation of the number of shares of Common Stock and Investment Units subject to their respective Primary Rights, the Company has established a subscription process, described in pages 25 and 26 of the Prospectus, that provides each Rights Holder with (1) an initial estimate of the number of shares of Common stock and Investment Units under his or her primary rights and (2) the elective opportunity to subscribe for a specific number of shares of Common Stock and Investment Units determined by the Rights Holder and have his or her subscription adjusted, when the final calculations are made for the actual subscriptions of all subscribing shareholders, if the initial estimate is determined to have been too high or too low.

In addition, as described in the Prospectus, if you are a shareholder of record of the Common Stock, Series A Convertible Preferred Stock, or Series B Convertible Preferred Stock of the Company as of January 6, 2005 (the “Current Record Shareholders”), you are eligible to subscribe for the shares of Common Stock and the Investment Units issuable upon exercise of the Primary Rights that expire or are not exercised by the expiration date of the Rights Offering (the “Under-Subscription Privileges”). You do not need to exercise any of your Primary Rights in order to exercise your Under-Subscription Privileges. The subscription price for the shares of Common Stock or the Investment Units subscribed for pursuant to the Under-Subscription Privileges is the same as the subscription price for the shares of Common Stock or the Investment Units subscribed for pursuant to the Primary Rights, and Current Record Shareholders may, pursuant to their Under-Subscription Privileges, request to purchase as many additional shares of Common Stock as they wish for the prices set forth in their Subscription Agreements, and may request to purchase as many additional Investment Units as they wish for $10.00 per Investment Unit.

If the Under-Subscription Privileges are oversubscribed, the Company will reduce, on the proportionate basis described in the Prospectus, the number of shares of Common Stock and the Investment Units that may be purchased by each Rights Holder pursuant to the Under-Subscription Privileges.

You may not sell, trade or otherwise transfer the Rights except in limited circumstances described in the Prospectus. The Company will not issue any fractional shares of Common Stock or of its Series A Convertible Preferred Stock, warrants for fractional shares of Common Stock or fractional Investment Units in the Rights Offering. The Primary Rights and the Under-Subscription Privileges may not be divided in any manner that would create fractional Rights.

The percentage of the Company’s outstanding Common Stock and Series A Convertible Preferred Stock that you hold will decrease if you do not exercise your Rights and other shareholders purchase securities in the Rights Offering. In addition, the Investment Units sold in the Rights Offering include warrants to purchase Common Stock, and, to the extent that all or a portion of those warrants are exercised to purchase Common Stock, the Company’s shareholders would be subject to additional dilution of their percentage ownership interest in the Company.

THE ENCLOSED MATERIALS ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE SHARES OF COMMON STOCK OF THE COMPANY (IF ANY) NOW OR FORMERLY CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME, OR (IF APPLICABLE) AS THE BENEFICIAL OWNER OF THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK OR SERIES B CONVERTIBLE PREFERRED STOCK NOW CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. THE EXERCISE OF THE RIGHTS RELATING TO SUCH SHARES MAY BE MADE ONLY BY US AS THE CURRENT OR FORMER RECORD OWNER OF THE SHARES, AND THE EXERCISE MAY BE MADE ONLY PURSUANT TO YOUR INSTRUCTIONS. ACCORDINGLY, WE REQUEST INSTRUCTIONS AS TO WHETHER YOU WISH US TO ELECT TO SUBSCRIBE FOR ANY SHARES OF COMMON STOCK OR ANY INVESTMENT UNITS TO WHICH YOU ARE ENTITLED PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE INSTRUCTIONS AS TO THE USE OF TULLY’S COFFEE CORPORATION SUBSCRIPTION AGREEMENTS. HOWEVER, WE URGE YOU TO READ THESE DOCUMENTS CAREFULLY BEFORE INSTRUCTING US TO EXERCISE THE RIGHTS. ONCE YOU HAVE EXERCISED YOUR RIGHTS, YOU MAY NOT, EXCEPT UNDER LIMITED CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS, REVOKE OR AMEND THAT EXERCISE. IN ADDITION, BY INSTRUCTING US TO SUBSCRIBE FOR SHARES OF COMMON STOCK OR INVESTMENT UNITS, YOU ARE AFFIRMATIVELY WAIVING, AND RELEASING THE COMPANY FROM, ANY RIGHTS OR CLAIMS YOU MAY HAVE RELATED TO PREEMPTIVE RIGHTS YOU MAY HAVE HELD FROM FEBRUARY 1994 THROUGH OCTOBER 1999.

Your instructions to us should be delivered as promptly as possible in order to permit us to exercise the Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Pacific Time, on February 8, 2005, unless the Rights Offering is extended by the Company in its sole discretion.

Please instruct us as to the exercise of your Rights by completing, executing and returning to us the enclosed Instructions by Beneficial Owner (the “Form”). If you do not wish for us to exercise the Rights on your behalf, please mark “Box 1” on the Form and return it to us. If you do wish for us to exercise some or all of the Rights on your behalf, please mark “Box 2” in the Form, and complete the subscription information in the table under Box 2. In addition, if you wish for us to exercise some or all of the Rights on your behalf, please complete Box 3 on the Form and deliver to us the payment for the number of shares of Common Stock and/or Investment Units to which you are subscribing or complete Box 4 on the Form to instruct us to deduct the payment from an account maintained by us for you.

Any questions or requests for assistance concerning the Rights Offering should be directed by you to the Company at the following mailing address, telephone number or email address:

TULLY’S INVESTOR RELATIONS DEPT.

Tully’s Coffee Corporation

3100 Airport Way South

Seattle, WA 98134

Telephone: 206-233-2070

Email: rights-offering-help@tullys.com

If you own shares of more than one class of Company stock, or if your holdings are recorded under different name variations or entities, you may receive separate materials from us or from the Company for each such holding.

For a complete description of the Rights Offering and other important information, please refer to the Prospectus. In addition, the Company expects to hold one or more informational meetings for Rights Holders prior to the Expiration Date; please contact the Company’s Investor Relations Department or visit www.tullys.com for the time and location of the informational meeting(s).

Name of firm:

by:

Title:

Address of firm:

Phone number of contact at firm

3